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[PRO-FAC LOGO]                                        Exhibit 99.2

                                                      Contacts:
                                                      Pro-Fac Cooperative, Inc.
                                                      585-218-4210
                                                      www.profaccoop.com

                                DISCUSSION POINTS
                            CONCERNING THE CHANGE IN
                           EXPECTED DIVIDEND PAYMENTS

1. Is Pro-Fac being sold, selling its investment in Birds Eye Holdings LLC which owns Birds Eye Foods, planning on making a tender offer for its preferred stock, or going out of business?

      Pro-Fac is a public company and will not speculate on possible transactions with a material impact on the investment decisions of its public shareholders. Any decision by the Board of Directors to enter into a material transaction will be announced by the Cooperative when and as required by the rules and regulations of the Securities and Exchange Commission and the Nasdaq National Market System.

2. Should I sell my preferred stock? What will the stock price be in the future?

      The Cooperative, its Board of Directors, and its management cannot give investment advice. In making investment decisions, shareholders and potential investors are encouraged to review publicly filed information including the Cooperative's reports on SEC Form 10-K and SEC Form 10-Q.

3.    Have any Pro-Fac directors or management sold preferred stock recently?

      No, the Board established a moratorium in November 2005 on directors selling preferred stock. No member of management has traded in the preferred stock since that date. Prior to that, all trades by directors and executive officers of the Cooperative were reported publicly on SEC Forms 4.

4. Why are Class A cumulative preferred stock dividend payments being reduced after July 2006 and expected to stop in July 2007?

      Since August of 2002, Pro-Fac has used $10.0 million in annual termination payments from Birds Eye Foods to fund the Cooperative's operations and to pay dividends on the Cooperative's preferred stock. The $10.0 million in annual termination payments are provided under the Termination Agreement with Birds Eye Foods and those payments end during fiscal 2007. Based upon the expected cash receipts of the Cooperative, the Pro-Fac Board determined on May 5, 2006 that it expects to declare and pay a reduced dividend of $.21 per share of Class A cumulative preferred stock in October 2006, January 2007, and April 2007, with the corresponding and proportionate dividend on its non-cumulative preferred stock paid in July 2007, and it expects to suspend preferred stock dividends beginning in July 2007 so that the Cooperative has sufficient cash to continue its operations. The Board believes with the suspension of dividend payments along with borrowings under Pro-Fac's Credit Agreement with Birds Eye Foods, that Pro-Fac will have sufficient sources of cash to fund its operations at least through the end of fiscal 2010.

5.    Is Pro-Fac insolvent or bankrupt?

      No, Pro-Fac is solvent and is able to pay its creditors. The Cooperative expects that by reducing and then suspending its dividends, the Cooperative will have sufficient cash to continue to operate at least through fiscal 2010.

6.    Do I have any rights to collect any unpaid dividends?

      Pro-Fac has two classes of preferred stock. Over 99% of the Cooperative's stock is Class A preferred stock which trades on the Nasdaq National Market System. The Class A preferred stock is cumulative. Any dividends which are not paid on the Class A preferred stock cumulate and must be paid in full before the Cooperative can (i) resume paying current dividends on the preferred stock, (ii) pay dividends on its lower priority securities (i.e. its common stock or special membership interests), or
      (iii) redeem its preferred stock or any lower priority securities. Whether these cumulated dividends will be paid in the future depends on the future financial situation of the Cooperative.

      Pro-Fac has a small number of non-cumulative preferred shares which do not trade on an organized exchange. Any dividends which are not declared on the non-cumulative preferred stock will not be paid by the Cooperative at any future time.




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7.    Is Pro-Fac paying dividends on its common stock?

      No, the Board of Directors suspended the payment of common stock dividends several years ago.

8. Is the Cooperative guaranteeing it will pay the July 2006 dividend as well as a reduced dividend in October 2006, January 2007 and April 2007?

      No, future dividends can only be paid if and when declared by the Board of Directors of the Cooperative. The Board expects to declare and pay these dividends, but the decision to declare future dividends or not will be made in advance of each payment date based on all the facts and circumstances which exist at the time such declaration is considered.

9.    Will I ever receive payment of any cumulated dividends?

      Whether cumulative dividends are paid in the future depends on the financial situation of the Cooperative.

10. If cumulative dividends are paid in the future, will I receive interest on the amount paid?

      No, under the Cooperative's Certificate of Incorporation, cumulated dividends on Class A cumulative preferred stock do not accrue or receive interest.

11.   Why doesn't Pro-Fac obtain cash for the dividends from its grower-members?

      The Board of Directors of the Cooperative has considered other possible methods of raising cash so that the dividends on the preferred stock could be continued. These included exploring the likelihood that distributions from Birds Eye Holdings LLC could occur in fiscal 2008 in a sufficient dollar amount to allow the Cooperative to continue paying its dividends. Based on various factors including the existence of restrictions in the financial arrangements of Birds Eye Foods and the fact that Pro-Fac does not control the decisions of Holdings LLC, the Board developed a business plan that assumes distributions will not be made from Holdings LLC to replace the payments under the Termination Agreement.

      The Board also considered the possibility of reducing the payments made to its grower-members for the crops those members supply to the Cooperative and which the Cooperative then sells to its customers. The Board rejected this approach based on the Board's analysis of the business risk of this approach.

12. Will the Class A cumulative preferred stock continue to be listed on the Nasdaq National Market System?

      In order to be listed on Nasdaq, the Class A cumulative preferred stock must continue to meet the requirements set by Nasdaq for listing. If those requirements cannot be met at some future point in time, Nasdaq may "de-list" the Class A cumulative preferred stock. Any decision to de-list the stock would be announced in accordance with the rules of the Securities and Exchange Commission and the Nasdaq National Market System.

      FORWARD-LOOKING STATEMENTS

      The above discussion points contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning expected future dividend declarations, payments and amounts. These statements are not historical facts or guarantees of the Cooperative's future declaration or payment of dividends, or of the Cooperative's future performance, or of future events or results. There are risks, uncertainties and other factors that could cause the Cooperative's actual actions (including the declaration and payment of dividends) or performance to be materially different, or that could cause actual events or results to be materially different from those expressed or implied by or in such forward-looking statements, including: (1) the Cooperative's available cash, cash surplus and earnings: and (2) the Cooperative's financial situation, financial condition and results of operations. Additional information and factors that could cause Pro-Fac's actual actions or performance to be materially different or that could cause actual events or results to be materially different are discussed in Pro-Fac's periodic reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. The Cooperative undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.